Exhibit 10.52

BTIG, LLC
65 E 55th Street
New York, New York, 10022

September 4, 2026

Blue Acquisition Corp.

1601 Anita LN

Newport Beach CA, 92660-4803

Re:	Amendment of Engagement Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Engagement Letter, dated as of November 2, 2025 (the “Engagement Letter”), between and among Blue Acquisition Corp. (collectively with its subsidiaries and affiliates, the “Company”), BTIG, LLC, (“BTIG”) and Roberts & Ryan, Inc. (“RR”). Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”) shall have the meanings given to such terms in the Engagement Letter.

WHEREAS, the parties entered into the Engagement Letter which outlines the terms and conditions of the engagement of the Advisors by the Company to (i) provide investment banking services in connection with a possible Transaction and (ii) provide strategic and capital markets advisory services in connection with the Company’s proposed Business Combination;

WHEREAS, the Company has informed the Advisors that it intends to engage Northland Securities, Inc. (“Northland”) as a Co-Agent in connection with a PIPE (as defined below) pursuant to a separate engagement letter between the Company and Northland;

WHEREAS, the parties desire to amend the Engagement Letter to (i) adjust the Transaction Fee payable to the Advisors with respect to the sale of equity securities, (ii) remove the Advisors’ Tail Rights with respect to a Transaction and (iii) remove BTIG’s right of first refusal, with such amendments to be effective and conditioned upon (i) consummation of the Business Combination and any PIPE and (ii) satisfaction of the Payment Condition (as defined below); and

WHEREAS, the parties desire to amend the Engagement Letter to extend the initial term of the Engagement Letter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Company, BTIG and RR hereby agree to amend the Engagement Letter, effective and conditioned upon (i) consummation of the Business Combination any PIPE and (ii) satisfaction of the Payment Condition, as follows:

(a)	The first sentence of Section 1 (Scope of Engagement) of the Agreement shall be deleted in its entirety and replaced with the following sentence:

“In connection with the Transaction, the Company hereby engages BTIG to act as its “lead placement agent” with respect to the placement of any equity-linked or debt securities and its “placement agent” with respect to the placement of any equity securities and RR to act as its “placement agent” with respect to equity, equity-linked or debt securities.”

(b)	Section 3(b) (Fees for the Securities) of the Agreement shall be deleted in its entirety and replaced with the following two paragraphs:

“(b) Fees for the Securities. The Advisors shall be paid upon consummation of the Transaction a transaction fee, payable in cash, of (i) an amount equal to 20% of the total fees paid to the Advisors, any Co-Agents and any other party in connection with the sale of equity securities in the Transaction, which amount shall not be less than 1.0% of the Investment Proceeds (as defined below) from the capital raised by the Advisors, any Co-Agents and any other party in the Transaction from the sale of equity securities, (ii) 4.0% of the Investment Proceeds from the capital raised by the Advisors in the Transaction from the sale of equity-linked securities, and (iii) 3.0% of the Investment Proceeds from the capital raised by the Advisors in the Transaction from the sale of debt securities, and excluding expenses (the “Transaction Fee”). For purposes hereof, “Investment Proceeds” shall mean the fair market value of all of the consideration (including, without limitation, cash, securities, other assets, and contingent payments such as earn-outs and escrow amounts) paid by investors for the Company’s Securities issued in connection with the Transaction before the deduction of expenses related to the Transaction, including the fee payable to the Advisors, any Co-Agents or any other party. A Transaction shall be deemed consummated once the Company receives the Investment Proceeds, and the associated Transaction Fee shall thereafter be immediately payable to the Advisors.

The Advisors acknowledge that the Company has retained Northland Securities, Inc. (“Northland”) as a Co-Agent in connection with a Transaction pursuant to a separate engagement letter between the Company and Northland and that such engagement letter provides for a fee payable to Northland by the Company in connection with the sale of equity securities. With respect to that portion of the Transaction Fee set forth in clause (i) of the first sentence of this Section 3(b) (the “Equity Portion”), the Advisors hereby agree that the Company’s payment obligation to the Advisors may be satisfied by Northland’s payment of the Equity Portion to the Advisors, provided that the Company shall remain liable to the Advisors for payment of any amount of the Equity Portion not paid to the Advisors by Northland.”

(c)	Section 5 (Right of First Refusal) of the Agreement shall be deleted in its entirety.

(d)	In the first sentence of Section 8(c) (Term; Termination) of the Agreement, the reference to “5 (Right of First Refusal)” shall be deleted.

(e)	The fourth and fifth sentences of Section 8(c) (Term; Termination) of the Agreement shall be deleted in their entirety.

(f)	Section 8(d) (Term; Termination) of the Agreement shall be deleted in its entirety.

2. The Company, BTIG and RR hereby agree that the first sentence of Section 8(a) (Term; Termination) of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“This Agreement shall be effective as of November 2, 2025 (the “Effective Date”) and shall continue until at least December 31, 2026; provided, however, that after December 31, 2026 this Agreement may be terminated by BTIG or RR (each as to itself) or by the Company (as to BTIG and/or RR) upon ten (10) days written notice to the other parties.”

3. The Company, BTIG and RR hereby agree that, in order to correct a scrivener’s error in the Engagement Letter, the references to “the Agreement dated October [__], 2025” in the first sentences of each of Annex A and Annex B of the Agreement are hereby deleted and replaced with “the Agreement dated November 2, 2025”.

4. As used herein, “PIPE” shall mean a Transaction that is undertaken in connection with the Business Combination and which takes the form of a private investment in public equity (PIPE) with investors to receive equity securities of the public company entity that survives the Business Combination following consummation of the Business Combination.

5. As used herein, “Payment Condition” shall mean receipt by the Company of a written confirmation (not to be unreasonably withheld or delayed) provided by BTIG and RR that BTIG and RR have been paid in full all amounts due in connection with the Business Combination, including, without limitation, (a) payment to the Advisors of the Transaction Fee (due in connection with any PIPE and calculated pursuant to the terms of the amendment to the Engagement Letter provided in Paragraph 1(b) hereof), (b) the Advisory Fee, (c) reimbursement of the expenses of the Advisors as provided in Section 4 of the Engagement Letter and (d) payment to BTIG, as representative of the underwriters of the Company’s initial public offering, of the Deferred Underwriting Commission (as defined in the Underwriting Agreement).

6. For the avoidance of doubt, the amendment of the Engagement Letter contained in Paragraph 1 of this Letter Agreement shall apply only in connection with the Company’s business combination with Blockfusion USA, Inc. (“Blockfusion”) and shall not apply in connection with any business combination that may be contemplated or consummated between the Company and any party other than Blockfusion. The parties agree that if the proposed business combination with Blockfusion is terminated for any reason, Paragraph 1 of this Letter Agreement shall be void and of no effect for all purposes.

7. The terms of this Letter Agreement shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Engagement Letter. Except as expressly provided in this Letter Agreement, all of the terms and provisions in the Engagement Letter (including Annex A and Annex B thereto) are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein.

8. This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, while all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank. Signature Page Immediately Follows.]

Please acknowledge your agreement and acceptance to the foregoing by signing below and returning it to the undersigned at your earliest convenience.

Very truly yours,

BTIG, LLC

By:	/s/ Ed Kovary
Name:	Ed Kovary
Title:	Managing Director

ROBERTS & RYAN, INC.

By:	/s/ Edward J. D’Alessandro
Name:	Edward J. D’Alessandro
Title:	CEO

Accepted and agreed as of the date first written above:

BLUE ACQUISITION CORP.

By:	/s/ David Bauer
Name:	David Bauer
Title:	Interim Chief Executive Officer